UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 15, 2020

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into Material Definitive Agreement.

On May 19, 2020, in connection with the filing of the Joint Chapter 11 Plan of Reorganization of Ultra Petroleum Corp. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) on May 14, 2020, the Filing Subsidiaries (as such term is defined in Item 1.03 below) and the Consenting Lenders (as such term is defined in the DIP Credit Agreement) entered into a debtor-in-possession credit agreement on the terms set forth in a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among Ultra Resources, Inc., as Borrower, UP Energy Corporation, as Parent Guarantor, the lenders party thereto (the “DIP Lenders”), and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, pursuant to which, having been granted the approval of the Court, the DIP Lenders agree to provide the Company with loans in an aggregate principal amount not to exceed $25.0 million that, among other things, will be used to finance the ongoing general corporate needs of the Debtors during the course of the Chapter 11 Proceedings (as such term is defined in Item 1.03 below).

Having been granted the approval of the Court, the maturity date of the DIP Credit Agreement is the earlier of (i) November 19, 2020, six months following the effective date of the DIP Credit Agreement (subject to two one-month extensions to be approved by the majority DIP Lenders thereunder), (ii) the date that is 40 calendar days after the Company filed Chapter 11 if the Final DIP Order (as such term is defined in the DIP Credit Agreement) has not been entered by the Court on or before such date, (iii) the date of consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code, (iv) the date of acceleration of the loans and the termination of the commitments after the occurrence of an event of default in accordance with the terms of the DIP Credit Agreement and (v) the effective date of the Joint Chapter 11 Plan of Reorganization. The DIP Credit Agreement contains events of default customary to debtor-in-possession financings, including events related to the Chapter 11 Proceedings, the occurrence of which could result in the acceleration of the Filing Subsidiaries’ obligation to repay the outstanding indebtedness under the DIP Credit Agreement. The Filing Subsidiaries’ obligations under the DIP Credit Agreement will be secured by a security interest in, and lien on, substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Filing Subsidiaries and will be guaranteed by all of the borrower’s material subsidiaries.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement. A copy of the DIP Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 67]

As previously announced, on May 14, 2020, the Company and its subsidiaries, including Ultra Resources, Inc., Keystone Gas Gathering, LLC, Ultra Wyoming, LLC, Ultra Wyoming LGS, LLC, UPL Pinedale, LLC, UP Energy Corporation and UPL Three Rivers Holdings, LLC (collectively, the “Filing Subsidiaries” and together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (“Chapter 11”) with the Court. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Ultra Petroleum Corp., et al., Case No. 20-32631.

On May 15, 2020, the Court entered orders granting the Company relief on several motions filed by the Company. Among others, the Court entered the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 67] (the “Order”). The Order sets forth the procedures (including notice requirements) that certain shareholders and potential shareholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Company’s Common Stock (as defined in the Order), as well as certain obligations with respect to notifying the Company with respect to current share ownership (collectively, the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Court.

Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Company’s Common Stock is null and void ab initio (including being required to sell any improperly purchased shares and donate any profits in excess of original cost to charity and/or buy any improperly sold shares regardless of prevailing prices) and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s Common Stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

The foregoing description of the Order is qualified in its entirety by reference to the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 67] filed as Exhibit 4.1 hereto and incorporated herein by reference.

A copy of the Procedures is included in the Order attached hereto as Exhibit 4.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth above in Item 1.03 of this Current Report on Form 8-K regarding the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 67] is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 67].

10.1	Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of May 19, 2020, by and among Ultra Resources, Inc., UP Energy Corporation, the lenders party thereto and Wilmington Trust, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2020

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary